Exhibit 10.38

Eighth Amendment to Transaction Documents

This Eighth Amendment to the Transaction (this “Amendment”) is effective as of January 31, 2023 (“Effective Date”), by and between Puritan Partners LLC, a New York limited liability company (“Puritan Partners”) and Curative Biotechnology, Inc., a Florida corporation (the “Company”), having its principal place of business at 1825 NW Corporate Blvd., Suite 110 Boca Raton, FL 33431, each a “Party” and collectively the “Parties”. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement, dated as of March 2, 2022, as amended, entered between the Parties (the “Securities Purchase Agreement”)

Recitals

WHEREAS, pursuant to the Transaction Documents, Puritan Partners purchased a 12.5% Original Issue Discount Senior Secured Note in the principal amount of $1,142,857.14 due March 2, 2023 (as amended, the “Note”) and was issued a common stock purchase warrant to purchase 22,857,143 shares of the common stock at $0.0001 exercise price (as amended, the “Warrant”);

WHEREAS, Puritan Partners and Company are parties to the Transaction Documents, which were previously amended on August 18, 2022, October 2, 2022, October 14, 2022, November 2, 2022, November 16, 2022, December 16, 2022, and January 11, 2023 and the parties now desire to further amend the respective Transaction Documents in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the following and other consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

a) Monthly Redemption Date. The definition of “Monthly Redemption Date” set forth in Section 1 of the Note is deleted in its entirety and hereby replaced with the following:

“Monthly Redemption Date” means the second of each month, commencing immediately upon February 16, 2023, and terminating upon the full redemption of this Note. Provided however that upon completion of a Qualified Offering, the entire outstanding balance of the Note will be due and payable at closing of the Qualified Offering.

(b) Monthly Redemption Amount. The definition of “Monthly Redemption Amount” set forth in Section 1 of the Note is deleted in its entirety and hereby replaced with the following:

“Monthly Redemption Amount” means, as to a Monthly Redemption, one half of the original principal amount at 130% of such principal amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Note.

(c) Mandatory Default Amount. The definition of “Mandatory Default Amount” set forth in Section 1 of the Note is deleted in its entirety and hereby replaced with the following:

“Mandatory Default Amount” means the sum of (a) 130% of the then outstanding principal amount of the Note, (b) accrued but unpaid interest through the Maturity Date and (c) all liquidated damages and other amounts due in respect of the Note.

(d) Optional Redemption Amount. The definition of “Optional Redemption Amount” set forth in Section 1 of the Note is deleted in its entirety and hereby replaced with the following:

“Optional Redemption Amount” means at 130% of the principal amount thereof plus any unpaid accrued interest to the date of repayment, plus all other liquidated and other amounts due in respect of the Note. Mandatory Prepayment.

(e) The definition of “Mandatory Prepayment” set forth in Section 5(d) of the Note is deleted in its entirety and hereby replaced with the following:

“Mandatory Prepayment.” The Company shall be required to offer to prepay in cash the aggregate principal amount of the Notes at 130% of the principal amount thereof plus any unpaid accrued interest to the prepayment date on the sale of all or substantially all of the assets or the Company, upon a Change of Control, on upon a Qualified Offering, on the Maturity Date and at any time after the Maturity Date. Such payment shall be made on the date of each of the events specified above and in each case the Company shall have provided five (5) days’ notice to Holder.

(f) The interest on the Note that is due and payable on January 17, 2023 and February 2, 2023, shall instead be due and payable on the earlier of (i) February 16, 2023 and (ii) the closing of the Qualified Offering.

(g) $6,000 of the unpaid interest due on the Note for the period ending December 2, 2022, will be due and payable immediately following the execution of this Agreement.

Each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first written above and will become effective as of the Effective Date.

CURATIVE BIOTECHNOLOGY, INC.

By:	/s/ Richard Garr
Name:	Richard Garr
Title:	Chief Executive Officer